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                                                                    Exhibit 10.1


                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement (hereinafter "Agreement") is entered into this 28th day of August, 2001, by and between Bank One, N.A. (hereinafter "Bank One"), successor in interest to Bank One, Youngstown, N.A. (hereinafter "Bank One, Youngstown") successor in interest to Bank One, Texas, N.A. (hereinafter "Bank One, Texas") and Everflow Eastern, Inc. and Everflow Eastern Partners, L.P. (hereinafter collectively referred to as "Borrowers").

         WHEREAS, on or about January 19, 1995 the Borrowers entered into a Credit Agreement with Bank One, Texas. Pursuant to the Credit Agreement, Bank One, Texas extended credit to Borrowers in the total principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) (hereinafter "Credit"), pursuant to which Borrowers jointly and severally executed a Promissory Note in the principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) dated January 19, 1995.

         WHEREAS, on or about January 25, 1995, Bank One, Texas and Bank One, Youngstown entered into a Participation Agreement with respect to the Credit, whereby Bank One, Youngstown participated with Bank One, Texas with respect to the Credit.

         WHEREAS, on or about June 16, 1997, Bank One, Texas, Bank One, Youngstown and Borrowers entered into a Loan Modification Agreement whereby Bank One, Youngstown became the sole lender with respect to the Credit.

         WHEREAS, on or about May 29, 1998, Bank and Borrowers entered into a certain Loan Modification Agreement whereby Bank, NA amended the Commitment Termination Date to May 31, 1999.

          WHEREAS, on or about May 25, 1999, Bank One and Borrowers entered into a certain Loan Modification Agreement whereby the commitment termination date was extended until May 31, 2001.

         WHEREAS, on or about September 19, 2000, Bank One and Borrowers entered into a certain Loan Modification Agreement whereby the commitment termination date was extended until May 31, 2002 and the commitment was reduced to an aggregate principal amount of Four Million Dollars ($4,000,000.00).

         WHEREAS, the parties have agreed to modify the terms and conditions set forth in the Credit Agreement and Promissory Note.



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         NOW THEREFORE, for mutual consideration and intending to be legally bound hereby, the parties hereto agree as follows:

         1. MODIFICATION OF OTHER DOCUMENTS. The terms and conditions set forth in the Credit Agreement, Promissory Note and prior Loan Modification Agreements shall remain in full force and effect except as expressly modified herein.

         2. COMMITMENT TERMINATION DATE. The Promissory Note and Credit Agreement are hereby modified to provide that the outstanding balance of principal, interest and other charges due pursuant to the Promissory Note, Credit Agreement and prior Loan Modification Agreements shall be due and payable in full on or before May 31, 2003. All other payments of interest or other amounts provided for in the Promissory Note and/or Credit Agreement shall continue to be due and owing in accordance with the terms of the Promissory Note and/or Credit Agreement, except for as otherwise modified herein.

         3. GOVERNING LAW/VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Ohio, and the venue for any legal action commenced in connection with this transaction, the Promissory Note, the Credit Agreement and/or the prior Loan Modification Agreements shall be the Courts of Mahoning County, Ohio.

         4. SEGREGATION. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by all parties subsequent to the expungement of the invalid provision. This clause shall also be applicable to any documents executed in connection herewith.

         5. INTEGRATION. This Agreement, the Promissory Note, as modified, the Credit Agreement, as modified, and the Loan Modification Agreement constitute the entire Agreement between the parties with respect to the subject hereof, and any prior understanding or representation of any kind shall not be binding upon any party hereto.

         6. MODIFICATION. Any modification of this Agreement or any Related Documents shall be binding only if placed in writing and signed by the parties hereto with the same formality as this Agreement, the Promissory Note, the Credit Agreement and/or the prior Loan Modification Agreement.


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          7. EFFECTIVE TIME OF AGREEMENT. This Agreement shall remain in full force and effect until the Credit, including any extensions, modifications, and/or renewals thereof, and any additional amounts due from Borrowers to Bank, under this Agreement, the Promissory Note, the Credit Agreement and/or Loan Modification Agreement, including any extensions, modifications and/or renewals thereof, are paid in full.

          8. PARAGRAPH HEADINGS. The titles to the paragraphs of this Agreement are solely for the convenience of the parties, and any ambiguity between the language and the heading, if any shall be resolved in favor of the language of the paragraph, without consideration of the language of the heading.

          9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrowers, their successors and, subject to Paragraph Ten (10) of this Agreement, assigns.

          10. ASSIGNMENT. This Agreement, the Promissory Note, the Credit Agreement and/or Loan Modification Agreement are not assignable by Borrowers without Bank's prior written consent, and any attempt by borrowers to assign this Agreement, the Promissory Note, the Credit Agreement and/or Loan Modification Agreement without the prior written consent of Bank shall be deemed void. Bank may make such an assignment at any time without consent or other limitation.

          11. FURTHER ACTION. Borrowers will, upon request of Bank execute any other documents and take any other action deemed by Bank necessary or appropriate in connection with this Agreement.

          NOW THEREFORE, this Agreement is entered into by the parties hereto on the day and year written above.



Bank:                                     Borrower:

Bank One, NA                              Everflow Eastern Partners, L.P.
                                          through its General Partner, Everflow
By:  /s/ Richard J. Lis                   Management Company, through its
    ---------------------------           Managing General Partner, Everflow
    Richard J. Lis,                       Management Corporation.
    Vice President
                                          By: /s/ William A. Siskovic
                                              ----------------------------------

                                          Everflow Eastern, Inc.

                                          By:  /s/ William A. Siskovic
                                             -----------------------------------
                                                William A. Siskovic